                                                                    EXHIBIT 10.6

                              TERM PROMISSORY NOTE

                                                                  COLUMBUS, OHIO
$2,227,187.48                                                  DECEMBER 17, 2004


      FOR VALUE RECEIVED, the undersigned, KAHIKI FOODS, INC., an Ohio corporation, whose address is 1100 Morrison Road, Gahanna, Ohio 43230 (the "Borrower"), hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), on or before June 15, 2012 (the "Maturity Date"), the principal sum of Two Million Two Hundred Twenty Seven Thousand One Hundred Eighty Seven and 48/100 Dollars ($2,227,187.48) or such lesser sum that represents the amount borrowed hereunder (the "Debt"), together with interest, all as provided in Section 1 of this Note.

      SECTION 1. THE DEBT. Subject to and on the terms and conditions set forth in this Note, the Borrower shall be entitled to receive the loans representing the Debt upon completion of the conditions precedent for each of the two tranches. The Borrower shall be entitled to receive a loan of up to $1,227,187.48 ("Tranch #1") upon the Borrower proving to the satisfaction of the Bank that the Borrower has received an equity or subordinated debt investment of no less than $1,000,000. The Borrower shall be entitled to receive a loan of up to $1,000,000 ("Tranch #2") upon the Borrower proving to the satisfaction of the Bank that (a) the Borrower has received approval to operate its new facility from the United States Department of Agriculture, (b) the Borrower has moved into its new facility at 1100 Morrison Road, (c) the Bank has received an updated appraisal of the property where the new facility is located and (d) the Bank has received a letter from an equity investor that states that the equity investor is committed to fund a $1,000,000 equity or subordinated debt investment in the Borrower upon the funding of Tranch #2. The Borrower shall repay the Debt as follows:

            1.1. PRINCIPAL. The Borrower shall pay installments of the principal balance of this Note to the Bank on the last day of each calendar month, commencing July 15, 2005, in an amount equal to $26,514.14 until the earlier of the Maturity Date or the date when all amounts owing hereunder have been indefeasibly paid in full.

            1.2. INTEREST.

                  1.2.1. The Debt shall bear interest on the outstanding principal amount, for each day from the date such Debt is made until the Maturity Date, at a rate per annum equal to (a) the Prime Rate (as defined in Section 7.13 below) or (b) the sum of the LIBOR (as defined in Section 7.13 below) of interest for such day plus (i) any additional costs provided for in
Section 1.7 plus (ii) 250 basis points. The Prime Rate means the rate of interest for such day publicly established from time to time by the Bank (whether or not such rate is publicly announced) as its prime rate and is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit for borrowers. Interest on the Debt shall be paid by the Borrower (a) (i) for Prime Rate loans, on the 15th day of each calendar month, commencing January 15, 2005 or (ii) for LIBOR loans, on the 15th day of the month at the end of each LIBOR Period, (b) on the Maturity Date, and (c) thereafter on demand. Any change in the Prime Rate shall be effective, without notice, as of the opening of business of the Bank on the day on which the Prime Rate shall change.

                  1.2.2. Whenever the unpaid principal amount of the Debt has become due and payable, whether at the stated maturity thereof, by acceleration or otherwise, interest thereon, for each day until paid, shall be paid by the Borrower on demand at a rate per annum equal to the interest rate set forth above plus 300 basis points.

                  1.2.3. All interest under this Note shall be computed on the basis of the actual days elapsed in a year of 360 days.

            1.3. PREPAYMENTS; PAYMENTS; INTEREST RATE SWAP.

                  1.3.1. The Borrower shall have the right to make prepayments at any time of the principal amount of the Debt, in whole or in part, in the aggregate principal amount of $10.000 or a whole multiple thereof, without notice. Each prepayment shall be without premium or penalty, and shall be applied to the principal installments in inverse order of maturity; provided, however, that a prepayment penalty may apply to a LIBOR Loan (as defined in Section 1.3.3 below) or for any portion of the principal balance hereunder that will be "swapped" into a fixed interest rate.

                  1.3.2. The Borrower shall make all payments of principal and interest under this Note to the Bank at its main office (or such other location as the Bank may direct) in immediately available funds. If any payment of principal or interest on this Note shall become due on a day other than a Banking Day, such payment shall be due and payable upon the next succeeding Banking Day and such extension of time shall in such case be included in computing interest in connection with such payment. A "Banking Day" is any day on which the main office of the Bank is open for business, except Federal holidays.

                  1.3.3. Every thirty days during the time period this Note is outstanding, funds will be made available by the Bank in federal funds or other immediately available money of the United States, in the form of a LIBOR Loan (individually a "LIBOR Loan" and collectively the "LIBOR Loans"). Each LIBOR Loan shall be in full amount of the outstanding principal balance hereunder.

                  1.3.4. The Borrower shall be entitled to enter into an interest rate swap agreement with or through the Bank for up to $1,000,000 of the principal balance hereof.

            1.4. ADDITIONAL INTEREST. For so long as the Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents) which the Bank determines in good faith to be legally required, and as a result the cost to the Bank of making or maintaining its LIBOR is determined by the Bank in good faith to have increased, then the Bank may require the Borrower to pay, contemporaneously with each payment of interest on any LIBOR Loan of the Bank, additional interest on such LIBOR Loan at a rate per annum equal to (a)(i) the applicable LIBOR divided by (ii) one minus the Euro Reserve Percentage minus (b) the applicable LIBOR.

            1.5. WITHHOLDING TAXES. All principal, interest and fee payments made by the Borrower under this Note shall be in such amounts that the Bank shall receive all amounts owing thereunder and hereunder free and clear of any foreign or domestic withholding taxes, fees or other charges of any foreign or domestic taxing authority. The Borrower is not obligated to pay any federal, state or local income tax attributable to the Bank.

            1.6. INTEREST RATES. In no event whatsoever shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event a court determines that the Bank has received interest and other charges hereunder in excess of the highest rate applicable hereto, the Bank shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

            1.7. ADDITIONAL PROVISIONS AND LIMITATIONS RELATING TO LIBOR LOANS.

                  1.7.1. Additions. The additional provisions and limitations set forth below shall apply with respect to LIBOR Loans:

                        (a) Deposits Unavailable. If the Bank shall, in good faith and for reasons beyond its control, determine that it is unable to reasonably ascertain the LIBOR or that the Bank is unable to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a LIBOR Loan, the Bank shall promptly notify the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such unavailability no longer exist (which the Bank shall do upon receiving notice thereof), the obligations of the Bank to make LIBOR Loans shall be suspended. In such event, the Borrower may request a Loan of like amount to be made using the "prime" rate of the Bank then in effect.

                        (b) Illegality. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any advance or balance at the LIBOR Rate, then Lender's obligation to make, fund or maintain any such advance or balance shall terminate and any such affected outstanding advance or balance shall be converted to the Prime Rate on the earlier of the first day of the month following thereafter or the date the making, funding, or maintaining of any such advance or balance becomes unlawful.

                        (c) Increased Costs. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any amount outstanding under the Note bearing interest at the LIBOR Rate, including a change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

                        (g) Interest Period. With respect to LIBOR Loans, if the LIBOR Period (i) ends on a day which is not a LIBOR Banking Day, the LIBOR Period shall be extended to the next succeeding LIBOR Banking Day unless such LIBOR Banking Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding LIBOR Banking Day; or (ii) begins on the last LIBOR Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such interest period), the LIBOR Period shall end on the last LIBOR Banking Day of the calendar month at the end of the interest period; provided, however that notwithstanding (i) or (ii) above, no period may be selected which ends after the Maturity Date.

                  1.7.2. Limitation. Charges or additional expenses or otherwise to Borrower under Sections 1.4 or 1.7.1 shall be subject to the conditions that each is (a) the subject of written notice given to Borrower by the Bank within a reasonable time after the Bank determines that the same may exist; (b) the result of a change in law or regulation or official interpretation thereof occurring after the date hereof and (c) not reflected in the determination of any other rate or charge hereunder.

                  1.7.3. Statement. The Bank's written statement to the Borrower that items under or covered by this Section 1.7 are properly chargeable to Borrower under this Note, the general nature of those charges, and the amount thereof shall be deemed to be correct, unless Borrower is able to identify any mistakes thereto.

      SECTION 2. REPRESENTATIONS AND WARRANTIES. The execution of this Note by the Borrower shall be deemed to constitute the Borrower's representation and warranty to the Bank that, at the time of execution and at the time of disbursement of the Debt: (a) this Note and the Security Documents (as defined in Section 4 hereof) are the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms; (b) the Security Documents create a valid lien of the Bank in the collateral thereof, prior to the claims of any other person or entity except as noted therein; (c) the execution and delivery of this Note and the Security Documents by the Borrower do not and will not conflict with, violate or constitute a default under or breach of any court or administrative order, decree or ruling, or any law, statute, ordinance or regulation, or any agreement, indenture, mortgage, deed of trust, guaranty, lease, note or other obligation or instrument binding upon the Borrower or any of his respective properties or assets; and (d) neither this Note nor any other statement, assignment, agreement, instrument or certificate of the Borrower made or delivered pursuant to or in connection with this Note contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

      SECTION 3. COMPLIANCE WITH LAWS. On and after the date hereof and until the Debt shall have been repaid and discharged in full or otherwise satisfied, the Borrower shall comply with all applicable laws, including without limitation all environmental laws.

      SECTION 4. SECURITY FOR DEBT. This Note is secured by and entitled to (a) Commercial Security Agreement dated as of June 1, 2004, made by the Borrower for the benefit of the Bank (the "Personal Property Security Agreement"), (b) Commercial Security Agreement dated as of August 27, 2004, made by the Borrower for the benefit of the Bank (the "Fixtures Security

Agreement"), (c) the Business Loan Agreement (Asset Based) dated as of June 1, 2004 and amended as of June 1, 2004 and December 17, 2004 between the Borrower and the Bank (the "Loan Agreement") and (c) an Open-End Mortgage dated as of August 27, 2004 and filed with the Franklin County Recorder's Office at Instrument Number 200408270201023, as amended by Second Addendum to Open-End Mortgage dated as of the date hereof (the "Mortgage" and, collectively with the Loan Agreement, the Personal Property Security Agreement and the Fixtures Security Agreement, the "Security Documents"), as any of the above may be further amended or modified from time to time. Nothing contained in this Note, the Security Documents or in any other document or instrument made in connection herewith, shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Bank and the Borrower. The Bank shall not be in any way responsible for the debts, losses, obligations or duties of the Borrower.

      SECTION 5. EVENTS OF DEFAULT. The following are Events of Defaults:

            5.1. The Borrower fails to make a payment of interest on the Note when and as due.

            5.2. The Borrower fails to pay the principal of the Note when and as due.

            5.3. The Borrower fails to make a payment of any fee, expense or other amount of money (not including the principal of or interest on the Note) owing to the Bank under this Note when and as due and such failure is not remedied within 10 Banking Days after the due date.

            5.4. Any representation or warranty made by the Borrower in this Note or any information contained in any Security Document, Guaranty, certificate, report, financial statement or other document delivered to the Bank by the Borrower contains any untrue statement of a material fact or omits to state a material fact required by this Note or law to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.5. An Event of Default exists under the Loan Agreement.

      SECTION 6. DEFAULT REMEDIES.

            6.1. ACCELERATION. If an Event of Default exists, the outstanding unpaid principal balance of this Note, together with all interest accrued thereon and any unpaid fees, expenses or other amounts due to the Bank under this Note, is immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived.

            6.2. SET-OFF. Any and all moneys now or at any time hereafter owing to the Borrower from the Bank, and all other funds on deposit in one or more checking accounts with the Bank for the benefit of the Borrower, are hereby pledged for the security of this and all other indebtedness from the Borrower to the Bank or any legal holder hereof, and may, upon any demand for payment, be paid and applied thereon whether such indebtedness be then due or to become due, all without notice to or demand on the Borrower or any other person, all such notices and demands being hereby expressly waived. If an Event of Default exists, the Bank shall have the right, in addition to all other rights and remedies available to it, to set-off against the principal of and interest on this Note and any fees, expenses or other amounts owed to the Bank under this Note (a) all amounts owing to the Borrower by the Bank, whether or not then due and payable, and (b) all other funds or property of the Borrower (i) in a deposit account (general or special) maintained with the Bank, or (ii) on deposit with or otherwise held by or in the custody of the Bank for the beneficial account of the Borrower, whether solely in the name of or for the benefit of the Borrower or jointly in the name of or for the benefit of the Borrower and any other person, all without notice to or demand on the Borrower or any other person, all such notices and demands being hereby expressly waived. The Bank, will notify the Borrower of any such set-off promptly after its occurrence, but the failure to give such notice shall not affect the validity of the set-off. The Borrower hereby confirms the Bank's right of banker's set-off (also known as banker's lien) as it applies to the Borrower as set forth above, and nothing in this Note shall be deemed a waiver or prohibition of such right of banker's set-off.

            6.3. REMEDIES CUMULATIVE. The Bank may exercise the remedies provided in the Security Documents upon the occurrence of an Event of Default. No right or remedy conferred upon the Bank by this Note or legally available to the Bank if an Event of Default exists is intended to be exclusive of any other right or remedy, and each such right or remedy is cumulative and in addition to every other such right or remedy.

            6.4. FORCE MAJEURE. The existence of an Event of Default is not affected by the reason for its occurrence, even if the Event of Default was not caused by a voluntary act of the Borrower or the Guarantor or was caused by a natural disaster or force majeure.

      SECTION 7. MISCELLANEOUS.

            7.1. MODIFICATIONS AND WAIVERS. No modification or waiver of any term or provision contained in this Note and no consent to any departure by the Borrower therefrom shall in any event be effective unless the same is in writing and signed by the waiving party. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

            7.2. NOTICES. Except where specific provisions of this Note provide for some other form of notice or require receipt as a condition of notice, any consent, waiver, notice, demand or other instrument required or permitted to be given under this Note shall be deemed to have been properly received when in writing and delivered in person or sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed, if to the Borrower:
1100 Morrison Road, Gahanna, Ohio 43230; and if to the Bank: KeyBank National Association, 88 East Broad Street, Columbus, Ohio 43215, Attention: Mary Patton. Any party may change its address for notices by notice in the manner set forth above.

            7.3. PARTIAL INVALIDITY. If any term or provision of this Note or the application thereof to any person, firm or corporation or any circumstance, shall be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to any person, firm or corporation or any circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

            7.4. NO IMPLIED RIGHTS OR WAIVERS. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

            7.5. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the Bank and the Borrower; provided that the Borrower shall have no right to assign or transfer its rights under this Note voluntarily or by operation of law without first obtaining the written consent of the Bank, and any attempted assignment or transfer in the absence of such consent shall be void and of no effect.

            7.6. EXPENSES. All fees, costs and expenses, including reasonable fees and expenses of outside legal counsel, incurred by the Bank in connection with the preparation and enforcement of this Note or any other instruments, documents, or agreements to be delivered pursuant hereto or in connection herewith, shall be paid by the Borrower to the Bank on demand.

            7.7. SURVIVAL OF PROVISIONS. All covenants, agreements, representations, warranties and statements made in this Note or in any certificate, statement, or other instrument given pursuant to this Note shall survive the execution and delivery to the Bank of this Note and the making of the Debt and shall continue in full force and effect so long as any obligation of the Borrower under this Note is outstanding and unpaid.

            7.8. CAPTIONS. The captions and section numbers appearing in this Note are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Note.

            7.9. GOVERNING LAW. This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Ohio applicable to instruments to be performed in the State of Ohio.

            7.10. CONSENT. The Borrower hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Ohio and of the United States of America located in the City of Columbus, Ohio for any actions, suits or proceedings arising out of or relating to this Note and the transactions contemplated hereby (and the Borrower agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. certified or registered mail, return receipt requested, to the address set forth in Section 7.2 shall be effective service of process for any action, suit or proceeding brought against the Borrower in any such court. The Borrower hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note, or the transactions contemplated hereby, in the courts of the State of Ohio or the United States of America located in the City of Columbus, Ohio, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            7.11. WARRANT OF ATTORNEY. The Borrower hereby authorizes any attorney at law to appear for the Borrower in an action on this Note, at any time after the same becomes due and payable, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Borrower and to confess judgment in favor of the legal holder of this Note against the Borrower for the amount that may be due, with interest at the rates herein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

            7.12. WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND THE BANK IN CONNECTION WITH THIS NOTE, THE SECURITY DOCUMENTS, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE BORROWER. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS NOTE, THE SECURITY DOCUMENTS OR ANY OTHER DOCUMENT RELATED HERETO OR THERETO.

            7.13. DEFINITIONS.

            "Euro Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the actual reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents).

            "LIBOR" means the rate of interest per annum calculated in good faith by the Bank, which the Bank determines in reference to the rate at which deposits were offered by prime banks in United States dollars at 11:00 a.m., London time, in the London Interbank Eurodollar Market on the second London Banking Day preceding the date of such LIBOR Loan for delivery on the date of such LIBOR Loan, for deposits for a 30 day period and in an amount equal to the amount of such LIBOR Loan.

            "LIBOR Loan" is defined at Section 1.3.3.

            "LIBOR Period" means each 30-day period for which a LIBOR is applicable for the Debt.

            "London Banking Days" or "LIBOR Banking Days" means days on which dealings are carried out in the London Interbank Market.

            "Prime Rate" means the rate of interest for such day publicly established from time to time by the Bank (whether or not such rate is publicly announced) as its prime rate and is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit for borrowers.

            Tills Term Promissory Note was executed in Columbus, Ohio as of the date first written above.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                             KAHIKI FOODS, INC.

                                             By: /s/ Michael C. Tsao
                                                 -------------------------------
                                             Name: Michael C. Tsao, President